Ultra Petroleum Announces New Gas Processing Contracts

HOUSTON, Feb. 23, 2017 /PRNewswire/ -- Ultra Petroleum Corp. ("Ultra") (OTC: UPLMQ) announced that it has renegotiated its existing gas processing contracts with Enterprise Products Partners L.P. and Williams Partners L.P (or their respective subsidiaries) and the U.S. Bankruptcy Court approved these contracts on February 22, 2017.

Ultra expects these new contracts to provide the following financial benefits related to its operations at its prolific Pinedale Field asset in Wyoming:

Processing fees – Increases EBITDA by approximately $12.0 million per year at current production volumes; and

Gas sales revenues – Approximate increase of $0.02 per Mcf for gas processed through the Enterprise plant (approximately a $1.6 million annual revenue increase at current production volumes).

These benefits are expected to increase as Ultra grows its production volumes through its development drilling program in Pinedale. The primary terms of the new contracts extend through 2036.

Mr. Michael Watford, Chairman, President and Chief Executive Officer of the Company, said, "We have made every effort to utilize our in-court restructuring process to maximize the value of our business enterprise. We are pleased to announce these new long-term gas processing contracts that will not only improve the profitability of our Pinedale asset, but will ensure that our gas will continue to be processed in reliable facilities operated by industry leaders."

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The company trades over-the-counter under the ticker symbol "UPLMQ". Additional information on the company is available at www.ultrapetroleum.com.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements in this news release, other than statements of historical fact, are forward-looking statements, are based upon current expectations, and are subject to a number of risks, uncertainties and assumptions. Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance such expectations will prove to have been correct.

There are many risks and uncertainties that can affect the company and its business, including those set forth in its filings with the U.S. Securities and Exchange Commission ("SEC") in the section entitled "Risk Factors" in its Annual Report on Form 10-K for the most recent fiscal year, and from time to time in other SEC filings made by the company. These risks and uncertainties include, but are not limited to: (i) matters arising as a result of the company's on-going chapter 11 proceedings, including the company's ability to confirm and consummate a plan of reorganization, possible adverse effects of the chapter 11 proceedings filing on the company's business and the interests of various constituents, risks associated with third party motions that could be filed in connection with the company's chapter 11 proceedings and which may interfere with the company's ability to confirm and consummate a plan of reorganization; and (ii) matters arising in connection with the company's business operations, including the timing and extent of changes in prices for oil and gas, the timing and extent of the company's success in developing, producing and estimating reserves, possible adverse effects of weather and government regulation, availability and quality of oil field personnel, services, drilling rigs and other equipment used in the company's operations, as well as other factors listed in the reports filed by the company with the SEC. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties affecting the company. The risks and uncertainties affecting the company could cause its actual results to differ materially from those described in the forward-looking statements. The company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

CONTACT: Sandi Kraemer, Director, Investor Relations and External Reporting, Phone: 281-582-6613, Email: skraemer@ultrapetroleum.com